UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2021

FORTINET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 5, 2021, Fortinet, Inc. (“Fortinet”) completed its issuance and sale of $1.0 billion aggregate principal amount of senior notes, consisting of $500.0 million aggregate principal amount of 1.000% notes due 2026 (the “2026 Notes”) and $500.0 million aggregate principal amount of 2.200% notes due 2031 (the “2031 Notes,” and together with the 2026 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein dated as of February 24, 2021, and an Indenture dated as of March 5, 2021 (the “Base Indenture”), between Fortinet and Wells Fargo Bank, National Association, as trustee, together with an officer’s certificate, dated March 5, 2021 (the “Officer’s Certificate,” and, together with the Base Indenture, the “Indenture”). The Notes were issued and sold pursuant to Fortinet’s effective shelf registration statement on Form S-3 (Registration No. 333-253341) filed with the Securities and Exchange Commission on February 22, 2021, as supplemented by a prospectus supplement, dated February 24, 2021.

The Notes are senior unsecured obligations of Fortinet and rank equally with all existing and future unsecured and unsubordinated indebtedness of Fortinet. The 2026 Notes will mature on March 15, 2026 and bear interest at a fixed rate of 1.000% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021. The 2031 Notes will mature on March 15, 2031 and bear interest at a fixed rate of 2.200% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021. The Notes are redeemable at the option of Fortinet, at any time in whole or from time to time in part, at the applicable dates of redemption and applicable redemption prices specified in the forms of Note included in Exhibits 4.3 hereto (the “Form of Note”).

In addition, if a Change of Control Triggering Event (as defined in the Form of Note) occurs with respect to the Notes, Fortinet will be required, subject to certain exceptions, to make an offer to purchase all or any part of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the repurchase date. The Indenture also contains certain other covenants (including certain limited covenants restricting Fortinet’s ability to incur certain liens and enter into certain sale and leaseback transactions), events of default and other customary provisions.

The foregoing description of the terms of the Notes is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Base Indenture and the Officer’s Certificate (including the Forms of Note included therein), which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and are incorporated by reference herein. In connection with the issuance of the Notes, Fortinet is filing a legal opinion and consent of Fenwick & West LLP as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 5, 2021, between Fortinet and Wells Fargo Bank, National Association, as trustee.

4.2	Officer’s Certificate pursuant to the Indenture, dated as of March 5, 2021.

4.3	Form of 1.000% Note due 2026 (included in Exhibit 4.2).

4.4	Form of 2.200% Note due 2031 (included in Exhibit 4.2).

5.1	Opinion of Fenwick & West LLP relating to the Notes.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2021	FORTINET INC.

	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and General Counsel